EXHIBIT 10.1

                               INDEMNITY AGREEMENT

         This Agreement is made as of the 16th day of December, 1997, between Rally's Hamburgers, Inc., a Delaware corporation (the "Corporation"), and James
T. Holder (the "Indemnitee"), a director and/or officer of the Corporation.

                                    RECITALS

         A. The Indemnitee is currently serving as a director and/or officer of the Corporation and the Corporation wishes the Indemnitee to continue in such capacity. The Indemnitee is willing, under certain circumstances, to continue in such capacity.

         B. The Corporation's Certificate of Incorporation (the "Certificate") provides that the Corporation shall indemnify each of its directors and officers (among others) to the fullest extent permitted by law. The General Corporation Law of the State of Delaware (the "Statute"), by its terms, recognizes that such indemnification is not exclusive of other rights that may arise by agreement, vote of stockholders or as otherwise therein provided.

         C. The Corporation may decide to purchase policies of directors' and officers' liability insurance ("D&O Insurance"). However, D&O Insurance coverage has been severely limited, the premium costs have increased severalfold, and the availability of such insurance at a reasonable price is uncertain. Accordingly, any policy which the Corporation may be able to obtain for its directors and officers may apply only to the extent that the Corporation is not permitted by law to indemnify its directors and officers or if the Corporation is financially unable to pay the indemnification permitted by law.

         D. The indemnities available under the Corporation's Certificate and the D&O Insurance may not be adequate to protect the Indemnitee against the risks associated with service to the Corporation.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce the Indemnitee to continue to serve as a director and/or officer of the Corporation and in consideration for his or her continued services, and in order to do everything possible to procure and maintain adequate D&O Insurance coverage, the Corporation hereby agrees to indemnify the Indemnitee as follows:

         1. INDEMNITY. The Corporation will pay on behalf of the Indemnitee, and his executors, administrators or assigns, any amount which the Indemnitee is or becomes legally obligated to pay because of any claim or claims made against the Indemnitee because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the Indemnitee commits or suffers while acting in the capacity as a director or officer of the Corporation or, at the

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request of the Corporation, as an officer, director or trustee of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) and solely because of being a director, officer or trustee. The payments which the Corporation will be obligated to make hereunder shall include, among other things, damages, judgments, settlements and costs, costs of investigation and costs of defense of legal actions, claims or proceedings, and appeals therefrom, and costs of attachments or similar bonds; provided however, that the Corporation shall no be obligated to make any payments hereunder, including fines, fees or other obligations imposed by law which it is prohibited by applicable law from paying by way of indemnity (or any other reason) to the Indemnitee.

         2. ENFORCEMENT. If a claim under this Agreement is not paid by the Corporation, or on its behalf, within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

         3. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

         4. EXCLUSIONS. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

         (a) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any deductible and any excess beyond the amount of payment under such insurance;

         (b) for which the Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement;

         (c) if it is proved by final judgment in a court of law or other adjudication to have been based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which the Indemnitee was not legally entitled;

         (d) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of
             Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

         (e) brought about or directly contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to

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             any claims upon which suit may be brought against the Indemnitee by reason of any alleged dishonesty of such Indemnitee, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that the Indemnitee committed (I) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent and, which acts were material to the cause of action so adjudicated; or

         (f) if a proper court holds that payment is prohibited by applicable law or is against public policy.

         5. PARTIAL INDEMNITY. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of any costs, charges, or expenses, but not, however, to indemnification for all of the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such costs, charges, or expenses to which the Indemnitee is entitled.

         6. CONSENT. No costs, charges or expenses for which indemnity shall be sought thereunder shall be incurred without the Corporation's consent, which consent shall not be unreasonably withheld.

         7. NOTICE OF CLAIM. The Indemnitee, as a condition precedent to the Indemnitee's right to be indemnified under this Agreement, shall give to the Corporation notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to the attention of: General Counsel, 600 Cleveland St., 8th Floor, Clearwater, FL 34615 (or such other address as the Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indmnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

         8. ADVANCEMENT OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by the Indemnitee in defending or investigating any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if the Indemnitee shall undertake in writing to repay any such advances in the event that it is ultimately determined that the Indemnity is not entitled to indemnification under the terms of this Agreement. The advances to be made hereunder shall be paid by the Corporation to the Indemnity within twenty (20) days following delivery of a written request therefore, together with the required written undertaking, by the Indemnitee to the Corporation.

         9. EMPLOYEE BENEFIT PLANS. For purposes of this Agreement, the Indemnitee's capacity as a director of the Corporation shall include any service by the Indemnitee, on behalf or at the request of the Corporation, as a fiduciary with respect to any employee benefit plan, its participants, or beneficiaries; references to "fines" shall include any excise taxes asserted on a person with respect to any employee benefit plan.

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         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

         11. NON-EXCLUSIVITY. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Certificate or By-laws of the Corporation or under Delaware law.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with Delaware law.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successors by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.

         14. SEPARABILITY; INTERPRETATION OF AGREEMENT. If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provides indemnification to the Indemnitee to the fullest extent permissible.

         15. SAVINGS CLAUSE. Whenever there is a conflict between any provision of this Agreement and any applicable present or future statute, law or regulation contrary to which the Corporation and the Indemnitee have no legal right to contract, the latter shall prevail, but in such event the affected provisions of this Agreement shall be curtailed and restricted only to the extent necessary to bring them within applicable legal requirements.

         16. COVERAGE. The provisions of this Agreement shall apply with respect to the Indemnitee's service as an officer and/or director of the Corporation prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement. The director or officer of the Corporation may enforce the Corporation's obligations hereunder even though the director and/or officer may have ceased to be a director and/or officer of the Corporation.

         17. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute

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a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                            RALLY'S HAMBURGERS, INC.

Dated: December 16, 1997                    By: /s/ JAMES J. GILLESPIE
                                                ------------------------
                                            Title: PRESIDENT AND CHIEF
                                                   EXECUTIVE OFFICER

                                            INDEMNITEE

                                            By: /s/ JAMES T. HOLDER
                                                ------------------------
                                                    (Name of Indemnitee)

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